UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 629-7721

__________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2012, Mohawk Industries, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its $900 million five-year, senior, secured revolving credit facility (the “Credit Facility”) evidenced by a Credit Agreement, dated as of July 8, 2011, by and among the Company and certain of its subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer, the other lenders party thereto and the other parties thereto as set forth in the Amendment attached to this report. The Company entered into the Amendment primarily to provide for an incremental term loan facility in the aggregate principal amount of $150.0 million, which is in addition to the $900.0 million already available for borrowing under the Credit Facility. The $150.0 million incremental term loan facility has been designated as the “Term A-1 Facility.” Additional details regarding the Amendment and the Term A-1 Facility are set forth in Item 2.03 of this report.

Item 2.03 Creation of Direct Financial Obligation

As reported in Item 1.01 of this report, on January 20, 2012, the Company and certain of its subsidiaries entered into the Amendment.

The Amendment provides, among other administrative items, for the Term A-1 Facility, which is scheduled to mature on July 8, 2016. The Term A-1 Facility provides for eight scheduled quarterly principal payments of $1.875 million, with the first such payment due on June 30, 2012, followed by four scheduled quarterly principal payments of $3.750 million, with all remaining quarterly principal payments of $5.625 million prior to maturity.

At the Company’s election, the Term A-1 Facility bears interest at annual rates equal to either (a) LIBOR for 1, 2, 3 or 6 month periods, as selected by the Company, plus an applicable margin ranging between 1.25% and 2.0%, or (b) the higher of the Bank of America, N.A. prime rate, the Federal Funds rate plus 0.5%, and a monthly LIBOR rate plus 1.0%, plus an applicable margin ranging between 0.25% and 1.0%, which are the same rates as are applicable to loans outstanding under the revolving credit facility provided for in the Credit Facility.

The Company intends to use the proceeds of the Term A-1 Facility to refinance existing indebtedness. Except as noted above, the obligations of the Company and the domestic guarantors for the Term A-1 Facility are the same as such entities’ obligations under the Credit Facility.

The description of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

Amendment No. 1 to Credit Agreement dated as of January 20, 2012 by and among the Company and certain of its subsidiaries, as Borrowers, certain of its subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and a L/C Issuer, the other lenders party thereto, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: January 20, 2012	By:	/s/ JAMES T. LUCKE
James T. Lucke
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit

10.1

Amendment No. 1 to Credit Agreement dated as of January 20, 2012 by and among the Company and certain of its subsidiaries, as Borrowers, certain of its subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and a L/C Issuer, the other lenders party thereto, and the other parties thereto.